EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39104) pertaining to the Amgen Retirement and Savings Plan of Amgen Inc. of our report dated June 13, 2007, with respect to the financial statements and supplemental schedule of the Amgen Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

Los Angeles, California

June 25, 2007